Exhibit 10.1(d)
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED PURSUANT TO REGULATION
S-K, ITEM 601(B) BECAUSE THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Fervo Energy Company
Stock Option Agreement
Granted Under 2019 Stock Incentive Plan
This Stock Option Agreement (this “Agreement”) is made between Fervo Energy Company, a Delaware corporation (the “Company”), and the Participant pursuant to the 2019 Stock Incentive Plan (the “Plan”). Capitalized terms not specifically defined in this Agreement have the meaning given to them in Appendix I hereto or, if not defined in Appendix I, in the Plan.
NOTICE OF GRANT
(OPERATIONAL MILESTONE GOAL)
I.    Participant Information

Participant:	Timothy Latimer
Participant Address:	[***]
II.    Grant Information

Grant Date:	March 6, 2026
Number of Shares of Common Stock (“Shares”):	3,379,897
Exercise Price Per Share:	$8.49
Type of Option:	Nonstatutory Stock Option
III.    Vesting Schedule
The option described in this Agreement (the “Option”) will vest and become exercisable upon satisfaction of both the Milestone Condition and a service-based vesting condition (the “Service-Based Condition”) with respect to the Option, provided the Participant remains continuously employed from the Grant Date through the applicable vesting date (except as set forth below).
A.    Milestone Condition:
The Option shall satisfy the Milestone Condition as of the date the Board determines that the Milestone Condition was achieved (such date, the “Milestone Achievement Date”). If the Milestone Condition is not achieved as of January 1, 2027, then the Option shall be forfeited and terminated as of such date without consideration therefor.
B.    Service-Based Condition:
One-fourth (1/4) of the Shares subject to the Option shall satisfy the Service-Based Condition on the Milestone Achievement Date, and the remaining Shares subject to the Option shall satisfy the Service-Based Condition in 36 substantially equal successive monthly installments over the three-year period following the Milestone Achievement Date.
IV.    Change in Control
If (i) a Change in Control occurs, and (ii) the Participant remains in continued employment until at least immediately prior to such Change in Control, then, effective as of the date of such Change in Control:
A.to the extent the Option is Assumed in connection with such Change in Control, then (I) if the Milestone Condition has not been achieved prior to the date of such Change in Control, the Option shall be deemed to have achieved the Milestone Condition as of the date of such Change in Control and, for purposes of Section III.B., the Milestone Achievement Date shall be deemed to be the date of such Change in Control and (II) if the Milestone Condition has been achieved prior to the date of such Change in Control, then the Shares subject to the Option shall continue to satisfy the Service-Based Condition in accordance with Section III.B.; or
B.to the extent the Option is not Assumed in connection with such Change in Control, then the Option shall become fully vested and exercisable on the date of such Change in Control.
V.    Termination of Employment
A.If the Participant experiences a Qualifying Termination after the Milestone Condition is achieved, then all Shares subject to the Option shall become fully vested and exercisable on the Date of Termination. For clarity, if a Qualifying Termination occurs following a Change in Control, then the Option will become fully vested and exercisable on the Date of Termination.
B.If the Participant experiences a Qualifying Termination prior to the achievement of the Milestone Condition, then the Option shall remain outstanding until January 1, 2027 and shall be eligible to vest and become exercisable during such period upon the earlier of the achievement of the Milestone Condition and a Change in Control; provided, however, that (i) the number of Shares subject to the Option that vest and become exercisable (if at all) on the Milestone Achievement Date or the date of such Change in Control, as applicable, shall be prorated by multiplying the number of Shares by a fraction, the numerator of which is the total number of days during the period between the Grant Date through (and including) the Date of Termination and the denominator of which is the total number of days during the period between the Grant Date through (and including) the Milestone Achievement Date or the Change in Control, as applicable (and any remaining Shares subject to the Option shall be forfeited and terminated as of such date without consideration therefor). If the Milestone Condition is not achieved as of January 1, 2027 then the Option shall be forfeited and terminated as of such earlier date without consideration therefor.

C.If the Participant experiences a termination of employment for any reason other than a Qualifying Termination, the Option, to the extent not vested on or prior to the Date of Termination, will be forfeited and terminated as of such date without consideration therefor.
D.The provisions in this Section V, together with the Stock Option Agreement attached hereto, are the exclusive provisions relating to the treatment of the Option in connection with a termination of the Participant’s employment, and the Company and the Participant acknowledge and agree that if the Company currently maintains, or adopts in the future, a plan, program or policy that contains provisions relating to the treatment of outstanding equity awards in connection with a termination of employment (such as a severance plan), such plan, program or policy shall not apply to the Option.
VI.    Final Exercise Date

The date immediately preceding the 10th anniversary of Grant Date
This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:
Exhibit A – Stock Option Agreement (General Terms and Conditions)
Exhibit B – Notice of Stock Option Exercise
Exhibit C – Fervo Energy Company 2019 Stock Incentive Plan
[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

FERVO ENERGY COMPANY	PARTICIPANT

/s/ Sarah Jewett	/s/ Timothy Latimer
Sarah Jewett Vice	Name: Timothy Latimer
President, Strategy

APPENDIX I
DEFINITIONS
For purposes of the Option and Agreement, the following terms are defined as set forth below:
1.“Assumed” means that the Option is continued, converted, assumed or replaced with a substantially similar award by the Company or a successor entity or its parent or subsidiary upon a Change in Control.
2.“Base Salary” means the Participant’s annual base salary rate in effect immediately prior to a Qualifying Termination, disregarding any reduction which gives rise to Good Reason.
3.    “Cause” means:
(a)the Participant’s willful and material breach of a written agreement between the Participant and the Company or any of its subsidiaries, including, without limitation, a willful and material breach of any employment, confidentiality, non compete, non solicit or similar agreement;
(b)the Participant’s conviction of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof, or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States);
(c)the Participant’s gross negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties;
(d)any act of fraud, embezzlement or material misappropriation committed by the Participant against the Company or any of its subsidiaries; or
(e)the Participant’s intentional breach of any policies published by the Company which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its subsidiaries.
Notwithstanding the foregoing, in the case of clauses (a), (c) and (d) above, the Company shall have provided a written notice to the Participant setting forth in reasonable detail the facts and circumstances claimed by the Company to constitute Cause and the Participant shall have not reasonably cured such events within 30 days following its receipt of such notice. With respect to the foregoing definition, the term “Company” will be interpreted to include any subsidiary or parent, if appropriate.

No act or omission shall be “willful” unless taken or omitted to be taken without a good faith belief that such act or omission was for the benefit of the Company or if such act or omission was based on advice of counsel.
4.“Change in Control” shall mean a “Reorganization Event” (as defined in the 2019 Plan) or a “Change in Control” (or similar term) in any successor equity plan adopted by the Company.
5.“Date of Termination” means the effective date of the termination of the Participant’s employment.
6.“Good Reason” means the occurrence of any one or more of the following events without the Participant’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:
(a)a diminution in Base Salary or Target Bonus;
(b)a transfer of the Participant’s primary Company on-site workplace by more than 25 miles from its existing location by action of the Company;
(c)a diminution in title, or a material diminution in office(s), authority, reporting relationship, responsibilities or duties (excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Participant, but including for this purpose if, following a Change in Control, the Participant ceases to retain the same office or title of a publicly traded company); or
(d)a material breach by the Company of any written agreement between Participant and the Company.
Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (X) the Participant provides written notice to the Company setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within 90 days after the date of the Participant’s knowledge of any event that the Participant knows or should reasonably have known to constitute Good Reason; (Y) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice; and (Z) the effective date of the Participant’s termination for Good Reason occurs no later than 180 days after the expiration of the Company’s cure period.
7.“Milestone Condition” means the achievement of a commercial operation date of Cape Phase 1 no later than January 1, 2027, as determined by the Board in its discretion. Notwithstanding anything in this Agreement or the Plan to the contrary, (i) the Board may, in its sole discretion, amend, waive or otherwise modify the Milestone Condition and (ii) any action by the Board with respect to the Milestone Condition, including, but not limited to, certification of achievement, amendment, modification or waiver thereof, shall require the approval, in writing, of a majority of the non-executive members of the Board.
8.“Qualifying Termination” means a termination of the Participant’s employment by the Company or its subsidiary without Cause, by the Participant for Good Reason or due to the Participant’s death or disability (within the meaning of Section 22(e)(3) of the Code).
9.“Target Bonus” means the Participant’s target cash performance bonus, if any, for the annual bonus performance period in which the Date of Termination occurs; provided that if a target bonus has not yet been established for the annual bonus performance period in which the Date of Termination occurs, then the Target Bonus shall be the target cash performance bonus for the annual bonus performance period immediately preceding the annual bonus performance period in which the Date of Termination occurs.

Stock Option Agreement
2019 Stock Incentive Plan
EXHIBIT A
GENERAL TERMS AND CONDITIONS
For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.    Grant of Option. This Agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2019 Stock Incentive Plan (the “Plan”), the number of shares set forth in the Notice of Grant (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Unless earlier terminated, this option shall expire at the time and on the date set forth in the Notice of Grant (the “Final Exercise Date”).
It is intended that the option evidenced by this Agreement shall be a nonstatutory stock option. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2.    Vesting Schedule.
This option will vest and become exercisable (“vest”) in accordance with the Notice of Grant.
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3.    Exercise of Option.
(a)    Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit B, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares (unless the number of Shares that remain subject to this option at the time of exercise is less than ten whole shares, in which case the Participant may purchase the total number of whole shares that remain subject to this option).
(b)    Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, (1) except as otherwise provided in Section V.B. of the Grant Notice, any Shares subject to the option that are not vested as of such cessation shall be forfeited for no consideration on such date (after taking into account any accelerated vesting ) and (2) except as provided in paragraphs (d), (e) and (f) below, the right to exercise this option shall terminate one year after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)    Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such service relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of three years following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability or to the extent that the option is or becomes vested pursuant to Section V.B. of the Grant Notice, and further provided that this option shall not be exercisable after the Final Exercise Date.
(e)    Termination for Cause. If, prior to the Final Exercise Date, the Participant’s service relationship with the Company is terminated by the Company for Cause, the right to exercise this option shall terminate immediately upon the effective date of such termination. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her service relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination).
(f)    Terminations without Cause or for Good Reason. If the Participant ceases to be an Eligible Participant due to a termination of employment by the Company without Cause or by the Participant for Good Reason, in either case, prior to the Final Exercise Date, then the right to exercise this option shall terminate three years after such cessation (but in no event after the

Final Exercise Date), provided that this option shall be exercisable to the extent that the option is or becomes vested pursuant to Section V.B. of the Grant Notice.
4.    Company Right of First Refusal.
(a)    Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.
(b)    Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.
(c)    Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.
(d)    Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)    Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:
1.    any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;
2.    any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and
3.    the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);
provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4.
(f)    Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.
(g)    Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:
1.    the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or
2.    the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).
(h)    No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.
(i)    Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):
“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.    Agreement in Connection with Initial Public Offering.
The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.
6.    Withholding.
(a)    No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
(b)    If approved by the Board or a subcommittee thereof, the Participant may satisfy such withholding tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including Shares subject to the option, valued at their fair market value (valued in a manner determined by (or in a manner approved by) the Company). The total tax withholding shall not exceed the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction.
7.    Transfer Restrictions.
(a)    This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
(b)    The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided that such a written confirmation shall not be required with respect to (1) Section 4 after such provision has terminated in accordance with

Section 4(g) or (2) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.
8.    Provisions of the Plan.
This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is attached hereto as Exhibit C.
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